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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2001

                                                      Registration No. 333-_____
================================================================================
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                e-CENTIVES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      52-1988332
-----------------------------                ---------------------------------
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                         6901 ROCKLEDGE DRIVE, 7TH FLOOR
                            BETHESDA, MARYLAND 20817
        ---------------------------------------------------------------

                    (Address of principal executive offices)

      e-CENTIVES, INC. AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                               JASON R. KARP, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                e-CENTIVES, INC.
                         6901 ROCKLEDGE DRIVE, 7TH FLOOR
                            BETHESDA, MARYLAND 20817
                                 (240) 333-6100
      --------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                              JOHN B. BECKMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                        Proposed
                                                                         maximum
                                                   Proposed             aggregate          Amount of
   Title of securities       Amount to be      maximum offering      offering price       registration
    to be registered          registered      price per share (a)          (a)              fee (a)
----------------------------------------------------------------------------------------------------------
      Common Stock,
par value $0.01 per share      1,300,000           $0.78               $1,014,000            $254
==========================================================================================================

(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). Based on the average of the high and low prices per share of the registrant's common stock as reported on the SWX New Market of the Swiss Stock Exchange on September 7, 2001, assuming an exchange rate of 1.674 Swiss francs per one U.S. Dollar as of that date.

        Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to the e-centives, Inc. Amended and Restated Stock Option and Incentive Plan: Registration Statement No. 333-58244, filed on April 4, 2001.



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                                EXPLANATORY NOTE

        As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the e-centives, Inc. (the "Company") Amended and Restated Stock Option and Incentive Plan (the "Stock Option Plan"): Registration Statement No. 333-58244, filed on April 4, 2001.

        On March 8, 2001, subject to the approval of the stockholders, the Board of Directors the Company approved and adopted by unanimous written consent an amendment to the Stock Option Plan to increase the number of shares of common stock, par value $0.01 per share (the "Common Stock"), available for issuance thereunder by 1,300,000 shares, bringing the total shares reserved for issuance under the Stock Option Plan to from 3,700,000 shares to 5,000,000 shares. This increase was needed to have options and Common Stock available in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The Company's stockholders approved the amendment to the Stock Option Plan as of March 23, 2001 by written consent of the holders of a majority of the Company's common stock. Accordingly, as amended, the total number of shares of Common Stock available under the Stock Option Plan is 5,000,000, of which 1,300,000 shares are being registered hereunder.

        A description of the amendments to the Stock Option Plan is included in the Company's definitive Information Statement on Schedule 14C filed on May 8, 2001, with respect to the written consent of the holders of a majority of the Company's common stock dated as of March 23, 2001.



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              ITEM 8.        EXHIBITS

  Exhibit
    No.                                            Exhibit
    ---                                            -------

    4.1       Specimen certificate representing the Common Stock of the Registrant.*

              Registration Rights Agreement, dated February 18, 2000, by and among the
    4.2       Registrant and certain stockholders named therein.*

     5        Legal Opinion of Jason R. Karp, Esq.

    23.1      Consent of KPMG LLP.

    23.2      Consent of Jason R. Karp, Esq. (included in Exhibit 5).

     24       Power of Attorney (included on signature page).

    99.1      1996 Stock Incentive Plan*

    99.2      Amended and Restated Stock Option and Incentive Plan

              * Incorporated by reference to the Registrant's registration statement on Form S-1 (SEC File No. 333-42574).





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





                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bethesda, state of Maryland, on this 10th day of September, 2001.

                                            E-CENTIVES, INC.


                                            By:  /S/ KAMRAN AMJADI
                                                --------------------------------
                                                Kamran Amjadi
                                                Chief Executive Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Karp his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              NAME                                TITLE                              DATE
              ----                                -----                              ----
/S/KAMRAN AMJADI                   Chairman and Chief Executive               September 10, 2001
---------------------------        Officer (Principal Executive Officer)
Kamran Amjadi

/S/ MEHRDAD AKHAVAN                President, Chief Operating Officer,
---------------------------        Secretary and Director                     September 10, 2001
Mehrdad Akhavan

/S/ DAVID SAMUELS                  Chief Financial Officer (Principal
---------------------------        Financial and Accounting Officer)          September 10, 2001
David Samuels

---------------------------
Peter Friedli                      Director                                   September 10, 2001






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